UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 19, 2012

PROSPERITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe Houston, Texas 77027 (Address of principal executive offices including zip code)

Registrant's telephone number, including area code:  (281) 269-7199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On January 19, 2012, Prosperity Bancshares, Inc. ("Prosperity") issued a press release announcing that it and Prosperity Bank, a Texas banking association and wholly-owned subsidiary of Prosperity, had entered into an Agreement and Plan of Reorganization (the "Agreement") with The Bank Arlington (the "Bank") pursuant to which the Bank will merge with and into Prosperity Bank with Prosperity Bank as the surviving entity.

Under the terms of the Agreement, all outstanding stock of the Bank will be converted into the right to receive an aggregate of 138,600 shares of Prosperity common stock, plus cash in lieu of any fractional share, subject to certain conditions and potential adjustments as described in the Agreement.  The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the shareholders of the Bank.  The transaction is expected to close during the first half of 2012, although delays could occur.

The press release announcing the transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.  The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Prosperity Bancshares, Inc. dated January 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: January 19, 2012	By:	/s/ James D. Rollins III
James D. Rollins III
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Prosperity Bancshares, Inc. dated January 19, 2012.